                                                                      EXHIBIT 21

                                              STATE OR OTHER JURISDICTION OF
NAME                                          INCORPORATION OR ORGANIZATION
----                                          ------------------------------
1. Quanta Reinsurance Ltd.                    Bermuda
2. Quanta U.S. Holdings Inc.                  State of Delaware
3. Quanta Reinsurance U.S. Ltd.               Bermuda
5. Quanta Life Reinsurance Ltd.               Bermuda
6. Quanta Indemnity Company                   State of Colorado
7. Quanta Specialty Lines Insurance Company   State of Indiana
8. Quanta Intermediary Services Inc.          State of Delaware
9. Quanta Insurance Agency Services Inc.      State of Delaware
10. Quanta Technical Services LLC             State of Delaware
11. Environmental Strategies Consulting LLC   Commonwealth of Virginia
12. Events Analysis Corporation               State of Delaware
13. QLT of Alabama, LLC                       Commonwealth of Virginia
14. QLT of Buffalo LLC                        Commonwealth of Virginia
15. Quanta Europe Ltd.                        Republic of Ireland
16. Quanta UK Ltd.                            United Kingdom
17. Quanta Technical Services Ltd.            United Kingdom
18. Quanta 4000 Holding Company Ltd.          Bermuda
19. Quanta 4000 Ltd.                          United Kingdom
20. Quanta Capital Statutory Trust I          Delaware
21. Quanta Capital Statutory Trust II         Delaware